UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022 (August 2, 2022)

Two Harbors Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34506	27-0312904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange

8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange

7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange

7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2022, Matrix Financial Services Corporation (“Matrix”), an Arizona corporation and wholly owned subsidiary of Two Harbors Investment Corp. (“Two Harbors” or the “Company”), entered into a stock purchase agreement (the “Agreement”) with Freedom Mortgage Corporation (“Seller” or “Freedom”) and RoundPoint Mortgage Servicing Corporation (“RoundPoint”).

Pursuant to the terms and conditions set forth in the Agreement and following the satisfaction or waiver of the conditions set forth therein, Matrix will purchase and acquire all of the issued and outstanding equity securities of RoundPoint (the “Acquisition”). The preliminary purchase price to be paid by Matrix at the closing of the Agreement shall consist of (a) a premium amount equal to $10,500,000, plus (b) the Tangible Net Book Value (as defined in the Agreement) of RoundPoint as of the last calendar day of the month immediately preceding the closing date (the “Cutoff Date”), minus (c) the aggregate amount of indebtedness or advances payable by RoundPoint or its subsidiary to their respective affiliates. The preliminary purchase price will be further adjusted based on (y) the change in Tangible Net Book Value of RoundPoint between the Cutoff Date and the closing date of the Acquisition and (z) the Earnings (as defined in the Agreement) of RoundPoint during the period commencing on October 1, 2022 and ending on the closing date of the Acquisition.

The Agreement includes customary representations and warranties of Matrix, Seller and RoundPoint. The Agreement also includes customary covenants of Matrix, Seller and RoundPoint to be performed during the period between execution of the Agreement and the closing date of the Acquisition (the “Pre-Closing Period”), including, among other things, covenants by Seller with respect to the conduct of RoundPoint. During the Pre-Closing Period, Seller shall divest certain assets from RoundPoint, including assets unrelated to the mortgage servicing and subservicing business of RoundPoint, which assets and corresponding liabilities will not be included in the Acquisition. Also during the Pre-Closing Period, Matrix, Seller and RoundPoint shall enter into a subservicing agreement. Following execution of the subservicing agreement and prior to the closing of the Acquisition, Matrix will transfer the servicing of certain mortgage loans to RoundPoint in accordance with an agreed upon schedule.

The Agreement includes customary indemnification provisions, including with respect to breaches of representations, warranties and covenants and, in the case of Seller, liabilities retained by Seller and in the case of Matrix, liabilities of the acquired business arising after the closing and resulting from Matrix’s operation of the business.

The closing of the Acquisition is subject to certain conditions, including: (a) the absence of any law or order prohibiting the closing or materially restricting the assets, ownership or operation of the business following the closing; (b) the absence of any proceeding wherein an unfavorable order would reasonably be expected to prevent the closing; (c) the accuracy of representations and warranties and compliance with covenants, subject to customary materiality qualifiers; and (d) in the case of Matrix, (i) completion of the divestiture described above, (ii) receipt of the approvals and filings required to operate the business after the closing date without the imposition of any burdensome condition, (iii) absence of a material adverse effect, (iv) receipt of certain third-party consents and (v) receipt of certain financial statements for the business.

The Agreement may be terminated, on or prior to the closing date of the Acquisition by: (a) the mutual written agreement of Matrix, Seller and RoundPoint; (b) by Matrix or Seller if the other party materially breaches its representations or warranties or fails to materially comply with its covenants under the Agreement, subject to a cure right; (c) by Matrix if any required approval is denied and non-appealable; (d) by either Matrix or Seller if the transaction has not closed by October 31, 2023, subject to an automatic extension to April 30, 2024 if all conditions are satisfied other than the receipt of required approvals; or (e) by Matrix or Seller if a final non-appealable order is issued prohibiting the closing. The Agreement provides for the payment of certain termination fees in the event the Agreement terminates under certain circumstances.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. The representations, warranties and covenants contained in the Agreement were made only for the purposes of the Agreement, as of specific dates and solely for the benefit of the parties to the Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by Matrix, Seller and RoundPoint in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of Two Harbors’ stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item. 8.01. Other Events.

On August 3, 2022, Two Harbors issued a press release announcing that Matrix has entered into a definitive stock purchase agreement to acquire RoundPoint from Freedom. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release of Two Harbors Investment Corp., dated August 3, 2022.

104	Cover Page Interactive Data File, formatted with XRBL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg
Name:	Rebecca B. Sandberg
Title:	General Counsel and Secretary

Date: August 3, 2022